SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

HEALTHTALK LIVE, INC.
(Exact name of registrant as specified in its charter)

Nevada	45-1994478
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2667 32nd Street Suite B
Santa Monica, CA	90405
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange of which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-189735 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value of $0.001

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of securities contained in Registrant’s Registration Statement on Form S-1, as amended, filed with the commission (File No. 333-189735) is incorporated by reference into this registration statement.

Item 2. Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation(1)
3.2	By-laws(1)
3.3	Certificate of Designation for Series A Preferred Stock(3)
5.1	Opinion of Michael T. Williams, Esq., with consent to use(1)
10.1	Satellite Distribution Agreement with Salem Radio Network, Inc.(2)
10.2	Agreement and Plan of Merger(3)

_____________

(1) Incorporated by reference to the Registration Statement on Form S-1 filed with the United States Securities and Exchange Commission on July 1, 2013.

(2) Incorporated by reference to the Quarterly Report on Form 10-Q filed with the United States Securities and Exchange Commission on August 12, 2014.

(3) Incorporated by reference to Current Report filed on Form 8-K with the United States Securities and Exchange Commission on October 5, 2016.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HealthTalk Live, Inc.

Date: October 14, 2016	By:	/s/ Daniel Crawford
	Name:	Daniel Crawford
	Title:	Chief Executive Officer

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